April 3, 2013

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We  have  read  the  statements  included  under  Item  4.01  of  Form  8-K  dated  March  29,  2013,  of  Java  Express,  Inc.  to be  filed  with  the  Securities  and  Exchange  Commission  and  agree  with  such  statements  insofar  as  they  relate  to  our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC